  Exhibit 99.1

Ocean Thermal Energy Corporation (OTCQB: CPWR) Company Update

LANCASTER, PA / ACCESSWIRE / May 6, 2019 / Ocean Thermal Energy Corporation ("OTE" or the "Company") (OTCQB: CPWR), a renewable energy power plant and seawater cooling technology developer for Ocean Thermal Energy Conversion (OTEC) and Seawater Air Conditioning (SWAC), today is pleased to release an updated Corporate Deck and the following shareholder update:

May 6, 2019

Dear Ocean Thermal Energy Corporation Shareholders and Supporters,

More than a billion people around the world do not have access to electricity and more than 2.8 billion people in 48 countries will face water stress or conditions of scarcity by 2025. By the middle of this century, this number will have reached almost 7 billion. Globally, 2.4 billion people live without access to improved sanitation.

For children, the chances of survival dwindle in the absence of these essentials. Every day, 6,000 children die of water-related diseases. Young children are the first to get sick and die from waterborne and sanitation-related illnesses-including diarrheal diseases and malaria.

Our Company and its investors have a clear vision: commercialize Ocean Thermal Energy Conversion (OTEC), a proven technology producing fossil-fuel free energy and an abundant water supply solution. OTEC technology will benefit future generations through sustainable growth, both profitably and responsibly, while inspiring affordable, sustainable living.

OTEC does not emit carbon dioxide. It uses the temperature difference in the ocean to produce electricity and water. Energy and water from OTEC will never run out as long as the sun heats the ocean.

To meet the goals of our vision, our staff has dedicated themselves to researching and developing OTEC systems. Milestones reached will help advance our mission to introduce our technology worldwide:

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Researched and developed methods to improve both OTEC technology and water production opportunities

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Signed a large seawater contract and completed preliminary designs for a Bahamian resort developer

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Publicized and introduced the merits of our renewable energy and potable water solutions to many different countries worldwide

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Conducted an in-depth study and presented the use of our technology for the US Virgin Islands

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Provided critical support for a US DoD energy project

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Entered into partnership arrangements with world-class US and International Engineering companies

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Attained regulatory approval for a land-based OTEC system in the US Virgin Islands

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Recruited a specialist, experienced team to help with the design and planning for communities powered entirely by a commercial-grade OTEC system

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Identified the land for two OTEC powered sustainable communities

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Advanced the discussions in two US Territories to provide affordable OTEC electricity and fresh water for drinking, food production and economic development

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Continue to search for acquisitions that will add revenue and infrastructure

We are committed to bringing basic human necessities - electricity, water, food production, and security - to many communities around the world. Ocean Thermal Energy Corporation offers people living in tropical and subtropical regions of the world an opportunity to achieve life-sustaining independence through proven alternatives to ecologically destructive energy and water systems.

We greatly appreciate your support and look forward to the future.

Best regards,

Jeremy Feakins
Chairman of the Board and
Chief Executive Officer

About OCEAN THERMAL ENERGY CONVERSION and SEAWATER AIR CONDITIONING

Ocean Thermal Energy Conversion (OTEC) is a game-changing technology that leverages the temperature difference in the ocean between cold deep water and warm surface water in the tropics and subtropics to generate unlimited energy without the use of fossil fuels. It boasts a competitive advantage over alternative sources of electricity production regarding accessibility, predictability, affordability, and emissions. Seawater Air Conditioning (SWAC) technology produces air conditioning without the use of chemical agents. Acting alone, SWAC can reduce electricity usage by up to 90% when compared to traditional air conditioning systems. Both technologies can be configured to produce fresh water for drinking, agriculture, and economic development. Supporting the efforts for more sustainable living in developing nations around the world, OTE's OTEC and SWAC technologies drastically reduce the output of carbon emissions and produce renewable base-load (24/7/365) energy without the use of fossil fuels. This translates to slowing down climate change and cleaning up our atmosphere for a healthier planet for all.

About Ocean Thermal Energy Corporation

Ocean Thermal Energy Corporation (OTE) has over 25 years of experience and unrivaled know-how of optimal designs and economics of commercial Ocean Thermal Energy Conversion (OTEC) and Seawater Air Conditioning (SWAC) systems. OTE is an environmentally-focused project developer, using the skills and many years of experience of its Marine Scientists, Oceanographers, and Engineers to design, finance, build, own, and operate commercial scale, cost-effective, and scalable OTEC and SWAC systems worldwide.

OTE concentrates on emerging markets, which provide the opportunity to bring improved conditions to parts of our world devastated by a shortage of water and high-energy costs. These opportunities provide very attractive returns. Our technologies offer practical solutions to mankind's three oldest and most fundamental needs: clean drinking water, plentiful food, and sustainable, affordable energy without the use of fossil fuels.

For additional information regarding OTE, please visit the company's website at www.otecorporation.com.

About the OTEC EcoVillage

Ocean Thermal Energy Corporation is in the advanced planning stages for a global network of carbon-neutral, high-quality eco-resorts consisting of sustainable homes, condominiums, retail spaces, and an EcoHotel. Use of fossil-fuels is not allowed at the OTEC EcoVillage. The first OTEC EcoVillage is targeted for the US Virgin Islands where OTE has received regulatory approval for its 100% fossil-fuel free Ocean Thermal Energy Conversion (OTEC) system which will supply both the electricity and the water for the OTEC EcoVillage community. OTEC EcoVillage will be the world's first community powered entirely without the use of fossil fuels and using the natural resources of the ocean to deliver base-load electricity and water 24/7/365 days a year. OTEC EcoVillage will be a model for the future, living in harmony with nature, supplying affordable clean power and water for communities, and exemplifying best practices in ecologically responsible developments. For additional information regarding the OTEC EcoVillage, please visit the company's website at http://otececovillages.com.

Forward-Looking Statements

Except for the historical information contained herein, this press release contains forward-looking statements. Investors are cautioned that statements in this press release regarding OTE's plans or expectations constitute forward-looking statements. These statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties include, without limitation: a decision by any of the interested parties to not enter into a definitive power purchase agreement; the inability of the parties to successfully negotiate and enter into a definitive power purchase agreement; the inability of the parties to meet every closing condition contained in such definitive power purchase agreement and the protection and maintenance of OTE's intellectual property rights.

Additional information and factors that could cause actual results to differ materially from those in the forward-looking statements are contained in OTE's periodic reports filed with the Securities and Exchange Commission under the heading 'Risk Factors.' Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and the facts and assumptions underlying the forward-looking statements may change.

Except as required by law, OTE disclaims any obligation to update these forward-looking statements to reflect future information, events or circumstances.

Ocean Thermal Energy Corporation Contact:

Jeremy Feakins
Jeremy.Feakins@OTECorporation.com
917 679 2005

SOURCE: Ocean Thermal Energy Corporation